Exhibit 2.1

MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among GLOBALOCK CORPORATION, a Delaware corporation ("Acquisition"), CAN/AM MARKETING GROUP, LLC, a California limited liability company ("Client") and the persons listed in Exhibit "A" hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding membership interests of Client.

         Whereas, Acquisition wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Client in a transaction intended to qualify as a reorganization within the meaning of ss.368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Now, therefore, Acquisition, Client, and the Shareholders adopt this plan of reorganization and agree as follows:

1. EXCHANGE OF STOCK/MEMBERSHIP INTERESTS

1.1 EXCHANGE. The Shareholders agree to transfer to Acquisition at the Closing (defined below) the number of membership interests of Client, shown opposite their names in Exhibit "A", in exchange for an aggregate of 3,498,000 shares of voting common stock of Acquisition, $.001 par value per share, at an exchange ratio of 1.0 share of Acquisition common stock for each Client membership interests.

1.2 EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing ownership of Client membership interests shall surrender such certificate(s) for cancellation to Acquisition, and shall receive in exchange a certificate or certificates representing the number of full shares of Acquisition common stock into which the shares of Client membership interests represented by the certificate or certificates so surrendered shall have been converted. The transfer of Client membership interests by the Shareholders shall be effected by the delivery to Acquisition at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

1.3 FRACTIONAL SHARES. Fractional shares of Acquisition common stock shall not be issued, but in lieu thereof Acquisition shall round up fractional shares to the next highest whole number.

1.4 FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Acquisition may request in order more effectively to sell, transfer, and assign the transferred stock to Acquisition and to confirm Acquisition's title thereto.

1.5 SECURITIES OUTSTANDING AFTER CLOSING. Immediately following the Closing, there will be issued and outstanding in Acquisition 4,498,000 common shares issued as follows:


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

     Number of
     Shares     Name of Shareholder             Address
     ---------  -------------------             -------
     3,000,000  Gregg Mulholland                947 Newhall Street, Costa Mesa,
                                                California, 92727

       100,000  Michael Davis                   P.O. Box 20143, Riverside,
                                                California, 92516

        70,000  Stephen Livingston              1943 Port Cardigan, Newport
                                                Beach, California, 92660

        50,000  Lucille Barnes                  2027 43rd Avenue, Suite D,
                                                Seattle, Washington 98112

        40,000  Greg Barton                     17403 NE 45th Street, Suite
                                                149, Redmond, Washington 98052

        20,000  Michelle Heuring                656 South Ridgley Drive, Suite
                                                202, Los Angeles,
                                                California 90036

        20,000  David Engel                     15008 Wildwood Road,
                                                Burnsville, Minnesota 55306

        20,000  Gus Danielson                   947 Newhall Street, Costa Mesa,
                                                California 92627

        20,000  Michael DeLew                   920 Portoluca Court, Henderson,
                                                Nevada 89015

        20,000  Thomas Van Betten               3800 Howard Hughes Parkway, Las
                                                Vegas, Nevada 89109

        20,000  Scott Gragson                   10404 Pacific Palisades, Las
                                                Vegas, Nevada 89134

        20,000  Eric Luria                      87 Raft Island, Gig harbor,
                                                Washington 98775

        14,000  Darren Candiotty                3150 Lily Avenue, Long Beach,
                                                California 90808

        10,000  Caroline Roman                  23592 Windsong, Suite J-19,
                                                Aliso Viejo, California 92656

        10,000  David Candiotty                 3150 Lily Avenue, Long Beach,
                                                California 90808

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

     Number of
     Shares     Name of Shareholder             Address
     ---------  -------------------             -------

        10,000  Schuyler Shimanek               9221 Holm Bursun Drive, NW
                                                Albuquerque, New Mexico 87114

        10,000  Cookie Robertson                2109 Barclay Court, Santa Ana,
                                                California 92701

        10,000  Ken Schueller                   P.O. Box 237, Mt. Lake Terrace,
                                                Washington 98043

        10,000  Martin Nelson                   10716 206th Street, SE
                                                Snohornish, Washington 98290

        10,000  Kirti Shab                      5552 Serene Drive, Huntington
                                                Beach, California 92649

         6,000  Kevin Candiotty                 3150 Lily Avenue, Long Beach,
                                                California 90808

         4,000  Mike Herr                       9672 Delafield Circle,
                                                Huntington Beach, California
                                                92646

         4,000  Spencer Pinter                  173 Ultra Drive, Henderson,
                                                Nevada 89014

     1,000,000  Pre-Merger Shareholders of      C/O Globalock Corporation
                Globalock Corporation           George Todt, 860 Via de la Paz,
                                                Suite E-1, Pacific Palisades,
                                                California 90272
     ---------
     4,498,000


Following the closing, loans of $300,000 shown in the balance sheet of Client at August 31, 1999 will be converted to stockholder's equity for an aggregate of 300,000 shares of voting common stock of Acquisition at a conversion ratio of 1:1.

2.       EXCHANGE OF OTHER SECURITIES.

2.1 SECURITIES EXCHANGED. All outstanding warrants, options, stock rights and all other securities of Client owned by the Shareholders shall be exchanged and adjusted, subject to the terms contained in such warrants, options, stock rights or other securities, for similar securities of Acquisition.

2.2 RATIO OF EXCHANGE. The securities of Client owned by the Shareholders, and the relative securities of Acquisition for which they will be exchanged, are set out opposite their names in Exhibit A.

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

3. CLOSING. The Closing contemplated herein shall be held on ________ at the principal offices of Acquisition, at 860 Via de la Paz, Suite E-1, Pacific Palisades, CA 90272 unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented Client membership interests shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Acquisition common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Client membership interests until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

5.       REPRESENTATIONS AND WARRANTIES OF CLIENT

Client represents and warrants as follows:

5.1 ORGANIZED STATUS. Client is a limited liability corporation duly organized, validly existing, and in good standing under the laws of the state of California and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Attached hereto are complete and correct copies of the articles of organization and operating agreement of Client as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of
(a) articles of organization and operating agreement of Client, or (b) any resolution adopted by the managers of Client or the Shareholders.


5.2 CAPITALIZATION. The equity structure of Client consists of membership interests in the aggregate of 20,000,000, of which 3,498,000 membership interests are issued and outstanding, all fully paid and nonassessable. Shareholders are, and will be on the Closing Date, the record and beneficial owners and holders of all of the outstanding equity securities and other securities of Client, free and clear of all liens, claims, or other adverse interests. All issued and outstanding membership interest of Client have been duly authorized, validly issued and are fully paid and nonassessable, and none of such shares of such interests were issued in violation of the preemptive or other rights of any person or the provisions of any applicable law, rule or regulation. Except as set forth on the attached exhibit, there are no: (a) outstanding securities convertible into or exchangeable for any of Client interests capital stock; (b) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by Client under the Securities Act of 1933, as amended (the "Securities Act") to purchase or subscribe to membership interests of Client or securities convertible into or exchangeable for membership interest of Client; or (c) contracts, agreements, arrangements, commitments, plans or understandings relating to the issuance, sale or transfer of any equity or other security of Client, other than this Agreement.

5.3 SUBSIDIARIES. Client does not have any subsidiaries and does not own, beneficially or of record, directly or indirectly, any equity securities or other securities issued by any other person, or any direct or indirect equity or ownership interest in any other business.

5.4 Financial Statements. The unaudited financial statements of Client at and for the year ended December 31, 1998 and at and for the 8-month period ended August 31, 1999 or such other period as acceptable to Acquisition ("Client's Financial Statements") furnished to Acquisition are correct and fairly present the financial condition of Client as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

5.5 UNDISCLOSED LIABILITIES. Client had no liabilities of any nature except to the extent reflected or reserved against in Client's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and Client's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Client's Financial Statements.

5.6 ABSENCE OF MATERIAL CHANGES. Between the date of Client's Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of Client and delivered to Acquisition, (1) any changes in Client's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse;
(2) any damage, destruction, or loss of or to Client's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of Client's capital structure, or any direct or indirect redemption, purchase, or other acquisition of any such stock or equity instrument; (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees, (5) made any change in any method of accounting or accounting practice, (6) made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof.

5.7 LITIGATION. There is no litigation or proceeding pending, or to Client's knowledge threatened, against or relating to Client, its properties or business, except as set forth in a list certified by the president of Client and delivered to Acquisition.

5.8 CONTRACTS. Client is not a party to any material contract other than those listed as attachment hereto.

5.9 NO VIOLATION. Execution of this Agreement and performance by Client hereunder has been duly authorized by all requisite corporate action on the part of Client, and this Agreement constitutes a valid and binding obligation of Client, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Client is subject or by which Client is bound.

5.10 TAXES. Client has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Client has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Client and are reflected in the financial statements furnished hereto.

5.11 TITLE TO PROPERTY. Client has good and marketable title to all properties and assets, real and personal, reflected in Client's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and Client's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

5.12 CORPORATE AUTHORITY. Client has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

5.13 ACCESS TO RECORDS. From the date of this Agreement to the Closing, Client will (1) give to Acquisition and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Acquisition may inspect and audit them and (2) furnish such information concerning Client's properties and affairs as Acquisition may reasonably request.

5.14 CONFIDENTIALITY. Until the Closing (and permanently if there is no Closing), Client and the Shareholders will keep confidential any information which they obtain from Acquisition concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, Client and the Shareholders will return to Acquisition all written matter with respect to Acquisition obtained by them in connection with the negotiation or consummation of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The Shareholders, individually and separately, represent and warrant as follows:

6.1 TITLE TO MEMBERSHIP INTERESTS. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Client membership interests which are listed in the attached schedule and which they have contracted to exchange.

6.2 LITIGATION. There is no litigation or proceeding pending or to each Shareholder's knowledge threatened, against or relating membership interest of Client held by the Shareholders.

6.3      SECURITIES REPRESENTATIONS

     (a) The shares of common stock of Acquisition are being acquired for the account of the Shareholders and not with a view to sale in connection with any distribution of the Acquisition common stock;

     (b) Each of the Shareholders is acquiring the Acquisition common stock hereunder without having received any form of general solicitation or general advertising;

     (c) Each of the Shareholders or his representative, if any, have been provided with, or given reasonable access to, full and fair disclosure of all material information concerning Acquisition;

     (d) Each of the Shareholders has a preexisting personal or business relationship with Acquisition or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, each of the Shareholders could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

     (e) Each of the Shareholders understands and hereby acknowledges that the Acquisition common stock will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the Acquisition common stock may bear a legend in a form satisfactory to counsel for Acquisition; in part, Acquisition's reliance upon such exemptions is based on the representations and warranties made by Shareholders in this Section 6.3;

     (f) Each of the Shareholders agrees that the certificates to be issued in respect of the Acquisition common stock may bear a legend in a form satisfactory to counsel for Acquisition reflecting the status of the Acquisition common stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for Acquisition may be instructed to restrict the transfer of the Acquisition common stock in accordance with such legend and any other restrictions provided in this Agreement;

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

     (g) Each of the Shareholders hereby agrees that he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the Acquisition common stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to Acquisition that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act, pursuant to an opinion of counsel satisfactory to Acquisition that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and

     (h) Each of the Shareholders hereby acknowledges that: (i) the shares of Acquisition common stock referred to herein are being acquired after adequate investigation of the business plan and prospects of Acquisition; (ii) that none of the Shareholders is relying upon the accuracy of any predictions as to the future prospects or developments of Acquisition or its business and is well informed as to the business of Acquisition and has reviewed its operations and financial statements; (iii) each of the Shareholders or his professional advisors have discussed the financial condition and business operations of Acquisition with the officers, directors and principal stockholders of Acquisition and has been afforded the opportunity to ask questions with respect thereto; and (iv) each of the Shareholders specifically acknowledges that the shares of Acquisition common stock are speculative and involve a very high degree of risk and that there can be no assurance that Acquisition will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

7.       REPRESENTATIONS AND WARRANTIES OF ACQUISITION

The Acquisition represents and warrants as follows:

7.1 CORPORATE STATUS. Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

7.2 CAPITALIZATION. The authorized capital stock of Acquisition consists of 100,000,000 shares of common stock, $.001 par value per share, of which 1,000,000 shares are issued and outstanding, all fully paid and nonassessable.

7.3      SUBSIDIARIES.  Acquisition has no subsidiaries.

7.4  PUBLIC  COMPANY.   Acquisition  filed  with  the  Securities  and  Exchange
Commission pursuant to the Securities Exchange Act of 1934, a registration statement on August 27, 1999 registering its common stock.

7.5 PUBLIC FILINGS. Acquisition has timely filed all reports required to be filed by it under Section 13 of the Securities Exchange Act of 1934.

7.6 FINANCIAL STATEMENTS. The audited financial statements of Acquisition of December 31, 1998 and for the period May 29, 1998 (inception) to September 30, 1999 or such other period as acceptable Client ("Acquisition's Financial Statements") furnished to Client are correct and fairly present the financial condition of Acquisition as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

7.7 UNDISCLOSED LIABILITIES. Acquisition had no liabilities of any nature except to the extent reflected or reserved against in Acquisition's Financial
Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and Acquisition's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Acquisition's Financial Statements.

7.8 ABSENCE OF MATERIAL CHANGES. Between the date of Acquisition's Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of Acquisition and delivered to Client, (1) any changes in Acquisition's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse;
(2) any damage, destruction, or loss of or to Acquisition's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of Acquisition's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

7.9 LITIGATION. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to Acquisition, its properties or business, except as set forth in a list certified by the president of Acquisition and delivered to Client.

7.10 CONTRACTS. Acquisition is not a party to any material contract other than those listed as an attachment hereto.

7.11 NO VIOLATION. Execution of this Agreement and performance by Acquisition hereunder has been duly authorized by all requisite corporate action on the part of Acquisition, and this Agreement constitutes a valid and binding obligation of Acquisition, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Acquisition is Subject or by which Acquisition is bound.

7.12 TAXES. Acquisition has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Acquisition has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Acquisition and are reflected in the financial statements furnished hereto.

7.13 TITLE TO PROPERTY. Acquisition has good and marketable title to all properties and assets, real and personal, reflected in Acquisition's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and Acquisition's properties and assets are Subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

7.14 CORPORATE AUTHORITY. Acquisition has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

7.15  CONFIDENTIALITY.  Until  the  Closing  (and  permanently  if  there  is no
Closing), Acquisition and its representatives will keep confidential any information which they obtain from Client concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, Acquisition will return to Client all written matter with respect to Client obtained by it in connection with the negotiation or consummation of this Agreement.

7.16 INVESTMENT INTENT. Acquisition is acquiring the Client membership interests to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Acquisition has no commitment or present intention to liquidate Client or to sell or otherwise dispose of its stock.

8.       CONDUCT PENDING THE CLOSING

Acquisition, Client and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

8.1 No change will be made in the charter documents, by-laws, or other corporate documents of Acquisition or Client.

8.2 This Agreement will be submitted for shareholder approval with a favorable recommendation by the Board of Directors of each of Client and Acquisition and the Board of Directors of each will use its best efforts to obtain the requisite shareholder approval.

8.3 Client and Acquisition will use their best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.4 None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Client membership interests by them.

9.       CONDITIONS PRECEDENT TO OBLIGATION OF CLIENT AND THE SHAREHOLDERS

Client's and the Shareholder's obligation to consummate this exchange shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Client or the Shareholders as appropriate:


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

9.1 ACQUISITION'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquisition set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2 ACQUISITION'S COVENANTS. Acquisition shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3 BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Acquisition.

9.4 SUPPORTING  DOCUMENTS OF  ACQUISITION.  Acquisition  shall have delivered to
Client  and  the  Shareholders   supporting  documents  in  form  and  substance
reasonably satisfactory to Client and the Shareholders, to the effect that:

     (a) Acquisition is a corporation duly organized, validly existing, and in good standing;

     (b) Acquisition's authorized capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of Acquisition authorizing the execution of this Agreement and the consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of Acquisition;

     (e) Acquisition's Financial Statement and unaudited financial statement from January 1, 1999 to close of most recent fiscal quarter; and

     (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.      CONDITIONS PRECEDENT TO OBLIGATION OF ACQUISITION

Acquisition's   obligation  to  consummate  this  merger  shall  be  Subject  to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Acquisition:

10.1 CLIENT'S AND THE SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Client and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2 CLIENT'S AND THE SHAREHOLDERS' COVENANTS. Client and the Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3 MANAGER APPROVAL. This Agreement shall have been approved by the Manager of Client.

10.4 SHAREHOLDER EXECUTION. This Agreement shall have been executed by all the members of Client.

10.5 SUPPORTING DOCUMENTS OF CLIENT.  Client shall have delivered to Acquisition
supporting   documents  in  form  and  Substance   reasonably   satisfactory  to
Acquisition to the effect that:

     (a) Client is a limited liability company duly organized, validly existing, and in good standing;

     (b) Client's capital stock/equity is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of Client authorizing the execution of this Agreement and the consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of Client;

     (e) Client's Financial Statements and unaudited financial statements for the period from the date of the unaudited financial statements to the close of the most recent fiscal quarter; audited financial statements are to be finished within 60 days from the closing date of this agreement, and

     (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11.      INDEMNIFICATION

11.1 INDEMNIFICATION OF ACQUISITION. Client and the Shareholders severally (and not jointly) agree to indemnify Acquisition against any loss, damage, or expense (including reasonable attorney fees) suffered by Acquisition from (1) any breach by Client or the Shareholders of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by Client or the Shareholders herein; provided, however, that (a) Acquisition shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $50,000 in the aggregate and (b) Acquisition shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by Acquisition to the extent of insurance proceeds paid to, or tax benefits realizable by, Acquisition as a result of the event giving rise to such right to indemnification.

11.2 PROPORTIONATE LIABILITY. The liability of each Shareholder under this Section shall be in the proportion that the total number of Acquisition shares to be received by him bears to the total number of Acquisition shares to be received by all the Shareholders and shall in no event exceed 25 percent of the value of the Acquisition shares received by such Shareholder. With respect to Shareholders that are estates, trusts, or custodianships, the executor, trustee, or custodian is a party to this Agreement only in its fiduciary capacity and liability hereunder shall be limited to the fiduciary assets and shall not extend to the assets of the executor, trustee, or custodian.

11.3 INDEMNIFICATION OF CLIENT AND THE SHAREHOLDERS. Acquisition agrees to indemnify Client and the Shareholders against any loss, damage, or expense
(including reasonable attorney fees) suffered by Client or by any of the Shareholders from (1) any breach by Acquisition of this Agreement or (2) any inaccuracy in or breach of any of Acquisition's representations, warranties, or covenants herein.

11.4 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim, which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

12. TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by either Client, the Shareholders or Acquisition if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Client, the Shareholders or Acquisition if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing.

13. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Gregg Mulholland as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Acquisition hereunder.

14.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.   The  representations  and
warranties of Client, the Shareholders and Acquisition set out herein shall survive the Closing.

15.      ARBITRATION

SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association. Situs. The situs of arbitration shall be chosen by the party against whom arbitration is sought, provided only that arbitration shall be held at a place in the reasonable vicinity of such party's place of business or primary residence and shall be within the United States. The situs of counterclaims will be the same as the situs of the original arbitration. Any disputes concerning situs will be decided by the American Arbitration Association.

APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters, which are the Subject of the arbitration, and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

16.      GENERAL PROVISIONS

16.1 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

16.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

16.3 BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

16.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Acquisition, to:

GLOBALOCK CORPORATION
George Todt
President
860 Via de la Paz, Suite E-1
Pacific Palisades, California 90272

If to Client, to

CAN/AM MARKETING GROUP, LLC C/O Gregg Mulholland 947 Newhall Street Costa Mesa, California 92067

If to the Shareholders, to

CAN/AM MARKETING GROUP, LLC C/O Gregg Mulholland 947 Newhall Street Costa Mesa, California 92067

16.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

16.6 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

16.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

16.8   EFFECTIVE   DATE.   This   effective   date  of  this   Agreement   shall
be  December 29, 1999.


GLOBALOCK CORPORATION

By    /s/ George Todt
    -------------------------
         George Todt


CLIENT CORPORATION


By    /s/ Gregg Mulholland
     ------------------------
         Gregg Mulholland

                                    EXHIBIT A


Number of
Client
Membership    Number of
Interests     Acquisition
To Be         Shares To Be  Name of
Transferred    Received    Shareholder              Address
-----------   -----------  -----------              -------

 3,000,000      3,000,000  Gregg Mulholland         947 Newhall Street,
                                                    Costa Mesa, CA 92727

   100,000        100,000  Michael Davis            P.O.   Box   20143,
                                                    Riverside, CA 92516

    70,000         70,000  Stephen Livingston       1943  Port   Cardigan,
                                                    Newport Beach, CA 92660

    50,000         50,000  Lucille Barnes           2027  43rd   Avenue, Ste  D,
                                                    Seattle, WA 98112

    40,000         40,000  Greg Barton              17403 NE 45th St., Ste 149
                                                    Redmond, Washington 98052

    20,000         20,000  Michelle Heuring         656 So. Ridgley Dr., Ste 202
                                                    Los  Angeles,   CA 90036

    20,000         20,000  David Engel              15008 Wildwood Road,
                                                    Burnsville, MN 55306

    20,000         20,000  Gus Danielson            947 Newhall Street,
                                                    Costa Mesa, CA 92627

    20,000         20,000  Michael DeLew            920 Portoluca Court,
                                                    Henderson, Nevada 89015

    20,000         20,000  Thomas Van Betten        3800 Howard Hughes Parkway,
                                                    Las Vegas, Nevada 89109

    20,000         20,000  Scott Gragson            10404  Pacific  Palisades,
                                                    Las Vegas, Nevada 89134

    20,000         20,000  Eric Luria               87  Raft  Island,
                                                    Gig  harbor, WA 98775

    14,000         14,000  Darren Candiotty         3150 Lily  Avenue,
                                                    Long  Beach, CA 90808

Number of
Client
Membership    Number of
Interests     Acquisition
To Be         Shares To Be  Name of
Transferred   Received     Shareholder              Address
-----------   -----------  -----------              -------


    10,000         10,000  Caroline Roman           23592   Windsong, Ste  J-19,
                                                    Aliso Viejo, CA 92656

    10,000         10,000  David Candiotty          3150 Lily  Avenue,
                                                    Long  Beach, CA 90808

    10,000         10,000  Schuyler Shimanek        9221  Holm  Bursun Dr,  NW
                                                    Albuquerque, NM 87114

    10,000         10,000  Cookie Robertson         2109 Barclay  Court,
                                                    Santa Ana, CA 92701

    10,000         10,000  Ken Schueller            P.O. Box 237,
                                                    Mt. Lake  Terrace, WA 98043

    10,000         10,000  Martin Nelson            10716 206th  Street, SE
                                                    Snohornish, WA 98290

    10,000         10,000  Kirti Shab               5552  Serene  Drive,
                                                    Huntington Beach, CA 92649

     6,000          6,000  Kevin Candiotty          3150 Lily  Avenue,
                                                    Long  Beach, CA 90808

     4,000          4,000  Mike Herr                9672 Delafield Circle,
                                                    Huntington Beach, CA 92646

     4,000          4,000  Spencer Pinter           173  Ultra   Drive,
                                                    Henderson, NV, 89014
 ---------      ---------
 3,498,000      3,498,000

                                    EXHIBIT B

Agreement made this 29th day of December, 1999, between CLIENT CORPORATION, a California limited liability company ("Client"), and the individuals whose names and signatures are set out below (the "Shareholders"), being the owners of all of the issued and outstanding stock of Client. As of the date hereof, Client hereby releases the Shareholders and the Shareholders jointly and severally hereby release Client from all claims of every kind and description, known and unknown, without regard to the capacity in which such claims may have arisen.


                                         CLIENT CORPORATION

                                         By      /s /Gregg Mulholland
                                             -------------------------


                                         THE SHAREHOLDERS:

                                         Gregg Mulholland
                                         Michael Davis
                                         Stephen Livingston
                                         Lucille  Barnes
                                         Greg Barton
                                         Michelle   Heuring
                                         David   Engel
                                         Gus Danielson
                                         Michael  DeLew
                                         Thomas  Van Betten
                                         Scott Gragson
                                         Eric Luria
                                         Darren Candiotty
                                         Caroline Roman
                                         David Candiotty
                                         Schuyler Shimanek
                                         Cookie Robertson
                                         Ken  Schueller
                                         Martin Nelson
                                         Kirti Shab
                                         Daniel Cunningham
                                         Kevin Candiotty
                                         Mike Herr
                                         Spencer Pinter